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                                                                    EXHIBIT 21.1

                       Subsidiaries of BioVex Group, Inc.

Name                 Jurisdiction of Incorporation      Percentage Held
--------------       -----------------------------      ---------------
BioVex Limited       England and Wales                  100%

BioVex, Inc.         Delaware                           100%*


*  Indirectly held.